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EXHIBIT 23.1 CONSENT OF INDEPENDENT AUDITOR


               Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-93326) pertaining to the 1993 Stock Incentive Plan for Key Employees of JPE, Inc., as amended, of our report dated March 6, 2003 (except for Notes 1 and 6, as to which the date is April 30, 2003), with respect to the consolidated financial statements of JPE, Inc. (d/b/a ASCET Inc. and ASC Exterior Technologies) included in the Annual Report (Form 10-K) for period ended December 31, 2002.

                                             Ernst & Young, LLP


Detroit, Michigan
May 20, 2003

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